Exhibit 107.1
Calculation of Filing Fee Tables
FORM
S-8
(Form Type)
ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule (2)	Amount Registered (3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, no par value	Rule 457(a)	2,000,000	$157.49	$314,980,000.00	$ 153.10 per $1,000,000	$48,223.44

Total Offering Amounts					$314,980,000.00		$48,223.44

Total Fee Offsets							—

Net Fee Due							$48,223.44

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form
S-8
shall also cover such indeterminate number of additional shares of common stock, no par value, of the Registrant (the “Common Stock”) as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Atmos Energy Corporation 1998 Long-Term Incentive Plan (as amended, the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on April 28, 2025.

(3)	Represents 2,000,000 additional shares of Common Stock authorized to be issued under the Plan.